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EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT (this "AGREEMENT"), dated as of August12, 2004 (the "EFFECTIVE DATE"), is by and between Vaso Active Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and John J. Masiz ("Mr. Masiz" ). Unless otherwise set forth herein, defined terms used herein shall have the meaning set forth in Section 18 hereof. This, Agreement supersedes the Employment Agreement dated June 16, 2003 between the Company and Mr. Masiz., which is hereby terminated

         WHEREAS, the Company recognizes that Mr. Masiz is a key employee of the Company, that he has made an important contribution to the Company and that his continued employment by the Company is critical to the growth and success of the business of the Company; and

         WHEREAS, as an inducement for Mr. Masiz to remain in the employ of the Company, the Company determined that it would be in the best interests of the Company and Mr. Masiz to make certain that Mr. Masiz received fair and adequate compensation for his services.

         NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the parties hereto hereby agree as follows:

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         1. EMPLOYMENT. Upon the terms and subject to the conditions set forth herein, the Company hereby continues to employ Mr. Masiz and Mr. Masiz hereby agrees to continue to provide his services to the Company pursuant to the terms of this Agreement. Mr. Masiz shall report to the chief executive officer of the Company.

         2. TERM; EMPLOYMENT PERIOD. Unless Mr. Masiz's employment shall sooner terminate pursuant to Section 8 hereof, the Company shall employ Mr. Masiz for an initial term commencing on the Effective Date and terminating on June 30, 2008 (such term, together with any extensions thereof in accordance with the next sentence of this Section 2, referred to as the "TERM"). The initial term of Mr. Masiz's employment hereunder shall thereafter be deemed to be automatically extended, upon the same terms and conditions, for successive periods of two years each, unless either party, at least three (3) months prior to the expiration of the initial term or any extended term, shall give written notice (a "NON-RENEWAL NOTICE") to the other of its intention not to renew such employment term. The period commencing on the Effective Date and ending on the Date of Termination (as defined in Section 8(h) hereof) shall be referred to as the "EMPLOYMENT PERIOD."

         3. DUTIES AND RESPONSIBILITIES.. During the Employment Period, Mr. Masiz shall serve as a strategic consultant to the Company regarding sales, marketing, business development and strategic planning. Mr. Masiz shall not serve as a director or officer of the Company; nor shall he perform or assume responsibility for the duties or responsibilities of any officer or director of the Company. Mr. Masiz will devote all of his skill, knowledge and substantially all of his business or working time (except for reasonable vacation time and absence for sickness), and except for the time that he dedicates to his service as an officer, director, and/or employee of Biochemics or any of its subsidiaries or affiliates (hereinafter referred to as Biochemics), to the conscientious performance of such duties. Each of the Company and Mr. Masiz recognize that Mr. Masiz is also the president and chief executive officer of BioChemics and that Mr. Masiz devotes some of his business or working time to the performance of his duties to BioChemics. Mr. Masiz represents and warrants to the Company that he is entering into this Agreement voluntarily and that his employment hereunder and compliance by him with the terms and conditions of this Agreement will not directly conflict with or result in the breach of any agreement to which he is a party or by which he may be bound (including any agreement that may restrict or inhibit Mr. Masiz ability to compete).

         4. BASE SALARY. The Company will pay Mr. Masiz a base salary, payable in accordance with the Company's customary payroll practices, at the annual rate of $175,000 (U.S.) for the year 2004 as compensation for the services to be performed by Mr. Masiz. During the Employment Period, the base salary of $175,000 per year may be increased (but not decreased) from time to time. (The annual base salary payable to Mr. Masiz under this Section 4 shall hereinafter be referred to as the "BASE SALARY").

         5. INCENTIVE COMPENSATION; OPTIONS.

                  (a) INCENTIVE COMPENSATION. During the Employment Period, Mr. Masiz shall participate in the Company's incentive compensation programs for its employees existing from time to time, including, without limitation, an annual performance bonus program pursuant to which Mr. Masiz shall be entitled to receive an annual incentive award for each fiscal year. The parties agree that no incentive award shall be payable for the year 2004. The Company shall establish objectives in advance of each fiscal year and Mr. Masiz's performance shall be assessed in light of the same. The Company's determinations regarding Mr. Masiz's performance and the extent of any incentive bonus payable to Mr. Masiz shall be final and absolute. Notwithstanding any other provision to the contrary, nothing herein shall preclude the grant of a discretionary bonus to Mr. Masiz by the Company.

                  (b) Options. The Stock Option Agreement dated June 16, 2003 between the Company and Mr. Masiz, a copy of which is attached hereto as exhibit A, remains in full force and effect.

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                           (i) In the event of change in capitalization of the
Company as result of stock split, merger, reorganization, consolidation, recapitalization, stock dividend or other significant corporate transaction that, in the sole discretion of the Board of directors of the applicable company(ies), materially affects the Options, the Board will make a corresponding equitable adjustment in the exercise price of the Options per share of as it determines, in its sole discretion, to be necessary so that, upon exercise, the adjustment shall reflect any change in value of the shares. Nothing in this section shall require the Board to consider an adjustment in the event the Company issues additional shares, or to require the Board to treat this term to be an anti-dilution adjustment. The parties only intend the scope of this section to permit equitable adjustment in the event of a change in capitalization as described above.

                           (ii) Mr. Masiz shall have the right to designate all
or any portion of the Options as "non-qualified stock options" which may be transferable by Mr. Masiz to his spouse, lineal descendants and/or trusts for their benefit; PROVIDED such transfer and the transferred Options remain subject to the terms and provisions of the 2003 Stock Incentive Plan.

                           (iii) The Options shall, except as otherwise provided
herein or in the applicable Stock Option Agreement, become vested 50% on the date of grant and the balance in two equal annual installments of 25% on each of the first two anniversaries of the date of grant, subject, in the case of each installment, to Mr. Masiz's continued employment with the Company until the applicable vesting date for such installment, PROVIDED that in the event of termination of Mr. Masiz's employment with the Company by the Company Without Cause, termination of Mr. Masiz's employment with the Company by Mr. Masiz for Good Reason, or upon a Change in Control (in each case, as defined herein), the unvested portion of the Options shall become vested as of the applicable Date of Termination or, in the event of a Change in Control, as of the date on which the Change in Control is effectuated (the "CHANGE IN CONTROL DATE").

         6. EMPLOYEE BENEFITS. During the Employment Period, Mr. Masiz shall participate in all employee benefit plans and programs of the Company (including, without limitation, any medical, dental, vision, prescription drug, flexible benefits, short-term and long-term disability, group term and supplemental life insurance, accidental death and dismemberment, savings and retirement plans maintained by the Company) (the "Benefits") in accordance with the Company's standard policies for its employees, and shall be entitled to receive benefits no less favorable than those provided to any other employee of the Company.

         7. BUSINESS EXPENSES.

                  (a) REIMBURSEMENT OF EXPENSES. The Company shall reimburse Mr. Masiz for reasonable expenses incurred in connection with his employment by the Company, including, without limitation, reasonable travel, lodging and meal expenses incurred by him in connection with his performance of services hereunder upon submission of evidence, reasonably satisfactory to the Company, of the incurrence and purpose of each such expense.

                  (b) VACATION. Mr. Masiz shall be entitled to four weeks of paid vacation per year, or such other longer period as the Company may determine to be appropriate.

                  (c) AUTOMOBILE. The Company shall provide Mr. Masiz with a monthly allowance to offset the cost of the acquisition and maintenance, or the leasing and maintenance, of an automobile (comparable to Mr. Masiz 's automobile as of the date hereof or as otherwise mutually determined by the Company and Mr. Masiz), for use by Mr. Masiz in connection with the performance by him of his duties under this Agreement.

         8. TERMINATION OF EMPLOYMENT.

                  (a) DEATH. Mr. Masiz 's employment hereunder shall automatically terminate upon the death of Mr. Masiz.

                  (b) DISABILITY. The Company shall be entitled to terminate Mr. Masiz's employment hereunder if, as a result of his disability (as defined below), Mr. Masiz shall have been absent from his duties hereunder on a full-time basis for an aggregate of more than 180 days during any 18 month period. "DISABILITY" means Mr. Masiz 's inability to perform substantially his regular duties by reason of illness or other physical or mental incapacity expected to be of long-term or indefinite duration as determined by an independent physician selected reasonably and in good faith by the Company.

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                  (c) VOLUNTARY RESIGNATION. Should Mr. Masiz wish to resign from his position with the Company during the Term, he shall give no less than 60 days' written notice to the Company, setting forth the reasons and specifying the date as of which his resignation is to become effective. For purposes of this Agreement, Mr. Masiz's termination of his employment by voluntary resignation shall not include Mr. Masiz's termination of his employment for Good Reason, but shall include termination of his employment due to the delivery of a Non-Renewal Notice by Mr. Masiz pursuant to Section 2.

                  (d) CAUSE. The Company may terminate Mr. Masiz's employment hereunder for Cause. For purposes of this Agreement, "CAUSE" shall mean only those acts or practices specified below in subparagraphs (i) to (iv) occurring after the Effective Date of this Agreement:

                           (i) any material fraud, misappropriation, or
embezzlement by Mr. Masiz in connection with the operation of the business of the Company; or

                           (ii) Mr. Masiz's conviction of a felony or entry of a
plea of guilty or nolo contendre with respect to a felony charge; or

                           (iii) Mr. Masiz's material breach of the Company's
written policies of conduct generally applicable to employees of the Company, which breach has not been cured within 30 days after a written demand for substantial performance is delivered to Mr. Masiz by the Company in accordance with Section 16; or

                           (iv) a material breach by Mr. Masiz of any material
term of this Agreement, which breach has not been cured within 30 days after a written demand for substantial performance is delivered to Mr. Masiz by the Company in accordance with Section 16.

                  (e) GOOD REASON. Mr. Masiz may terminate his employment hereunder for Good Reason. For purposes of this Agreement, "GOOD REASON" shall mean a termination of Mr. Masiz's employment with the Company by Mr. Masiz within 30 days (including any cure period) following:

                           (i) a material reduction in Mr. Masiz's rate of Base
Salary, incentive compensation or employee benefits; or

                           (ii) the material breach by the Company of a material
term of this Agreement; PROVIDED, that the Company will have received written notice from Mr. Masiz pursuant to Section hereof which notice reasonably sets forth the manner in which the Company has committed such breach and the Company shall have been provided a period of 30 days to cure such breach; or

                           (iii) any material diminution in Mr. Masiz's duties,
or responsibilities; or

                           (iv) any requirement by the Company that Mr. Masiz
relocate to or be permanently based anywhere other than at a facility or location located within a 100 mile radius of Boston, Massachusetts after the Effective Date; or

                           (v) any material adverse change to any stock
incentive or option plan governing the Options; or

                           (vi) any failure to obtain assumption of this
Agreement, the Options and any related stock incentive plan by the acquirer in the event of a Change in Control.

                  (f) TERMINATION WITHOUT CAUSE. A termination "WITHOUT CAUSE" shall mean a termination of Mr. Masiz's employment by the Company for reasons other than Disability pursuant to Section 8(b) hereof or Cause pursuant to
Section 8(d) hereof.

                  (g) NOTICE OF TERMINATION. Any purported termination of Mr. Masiz's employment by the Company or by Mr. Masiz shall be communicated by written Notice of Termination to the other party hereto in accordance with
Section 16. "NOTICE OF TERMINATION" shall mean a notice stating that Mr. Masiz's employment hereunder has been or will be terminated, indicating the specific termination provision in this Agreement relied upon and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Mr. Masiz's employment under the provision so indicated.

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                  (h) DATE OF TERMINATION. As used in this Agreement, the term
"DATE OF TERMINATION" shall mean (i) if Mr. Masiz's employment is terminated because of death, the date of his death, (ii) if Mr. Masiz's employment is terminated by the Company for Cause, by the Company Without Cause or due to his Disability, the date on which Notice of Termination is delivered as contemplated by Section 8(g) or, if later, the date of termination specified in such notice,
(iii) if Mr. Masiz's employment is terminated by Mr. Masiz, on the date on which Notice of Termination is delivered as contemplated by Section 8(g) or, if later, the date of termination set forth in the Notice of Termination given by Mr. Masiz, or on the date he resigns or leaves employment if no notice is given by Mr. Masiz, or (iv) if this Agreement expires at the end of its Term, the date of such expiration.

         9. COMPENSATION UPON CERTAIN TERMINATIONS.

                  (a) In the event of a termination of Mr. Masiz's employment by the Company Without Cause or a termination by Mr. Masiz of his employment for Good Reason (other than termination for Good Reason within 12 months of a Change in Control), subject to Section 9(a)(i), the Company shall pay Mr. Masiz his full Base Salary through the Date of Termination and, as liquidated damages, the following additional amounts and benefits:

                           (i) regular installments of Mr. Masiz's then-current
Base Salary for the period from the Date of Termination and ending on the last day of the Employment Period PLUS ----

                           (ii) the product of (x) the incentive compensation
award that would have been payable to Mr. Masiz for the fiscal year of the Company that includes the Date of Termination had Mr. Masiz continued in employment through the last day of such fiscal year multiplied by (y) a fraction, the numerator of which is equal to the number of calendar days in such fiscal year that have elapsed as of the Date of Termination and the denominator of which is equal to 365, PLUS

                           (iii) subject to the terms and provisions of the
benefit plans providing such benefits and applicable law, the Company shall continue to provide to Mr. Masiz the benefits (other than disability insurance and active participation in savings and retirement plans) referred to in Section 6 for the period during which the Company is obligated to continue paying Mr. Masiz's Base Salary pursuant to Section 9(a)(i); PLUS

                           (iv) any amounts subject to reimbursement under any
other Section of this Agreement (including, without limitation, Section 7) and unpaid as of the Date of Termination; LESS ----

                           (v) any amount paid, payable or to be paid to Mr.
Masiz under the terms of any severance plan or program as in effect on the Date of Termination; LESS

                           (vi) any debts owed to the Company by Mr. Masiz.

                  Any salary continuation payment and benefits coverage to which Mr. Masiz may be entitled pursuant to Section 9(a) shall not be reduced or canceled if Mr. Masiz obtains any new employment (including self-employment).

                  (b) In the event of a termination of Mr. Masiz's employment by Mr. Masiz for Good Reason within 12 months of a Change in Control, the Company shall pay Mr. Masiz his full Base Salary through the Date of Termination and, as liquidated damages, the following additional amounts and benefits:

                           (i) a lump sum payment equal to two times the Base
Salary in effect on the Date of Termination, PLUS

                           (ii) the product of (x) the incentive compensation
award that would have been payable to Mr. Masiz for the fiscal year of the Company that includes the Date of Termination had he continued in employment through the last day of such fiscal year multiplied by (y) a fraction, the numerator of which is equal to the number of calendar days in such fiscal year that have elapsed as of the Date of Termination and the denominator of which is equal to 365, PLUS

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                           (iii) subject to the terms and provisions of the
benefit plans providing such benefits and applicable law, the Company shall continue to provide to Mr. Masiz benefits substantially the same as those referred to in Section 6 (other than disability insurance and active participation in savings and retirement plans) until the second anniversary of the Date of Termination; PROVIDED that such welfare benefits will terminate earlier if Mr. Masiz obtains new employment with a comparable level of benefits; PLUS

                           (iv) any amounts subject to reimbursement under any
other Section of this Agreement (including, without limitation, Section 7) and unpaid as of the Date of Termination; LESS

                           (v) any amount paid, payable or to be paid to Mr.
Masiz under the terms of any severance plan or program as in effect on the Date of Termination; LESS

                           (vi) any debts owed to the Company by Mr. Masiz.

                  (c) If, during the Employment Period, Mr. Masiz shall terminate his employment for other than Good Reason (E.G., a voluntary resignation by him pursuant to Section 8(c)) or if the Company shall terminate Mr. Masiz's employment for cause or his employment shall terminate due to his death or Disability during the Term, the Company shall pay Mr. Masiz (i) his full Base Salary through the Date of Termination (or, in the case of death, one month following the Date of Termination), PLUS (ii) in the event of death or Disability, Mr. Masiz shall receive a pro-rata portion of the incentive compensation award that would have been payable to him for the fiscal year during which employment was terminated, PLUS (iii) any amounts subject to reimbursement under any other Section of this Agreement (including, without limitation, Section 7) and unpaid as of the Date of Termination, LESS (iv) any debts owed to the Company by Mr. Masiz.

                  (d) In addition to and without limiting any amounts or benefits to which Mr. Masiz may be entitled under any other provision of this Agreement, he shall be entitled, upon any termination of his employment by either party for any or no reason, including, without limitation, any non-renewal of the Term, to receive all amounts payable and benefits accrued under any otherwise applicable plan, policy, program or practice of Company in which Mr. Masiz was a participant during his employment with Company in accordance with the terms thereof and applicable law, PROVIDED that (x) Mr. Masiz shall not be entitled to receive any payments or benefits under any such plan, policy, program or practice providing any bonus or incentive compensation (and the provisions of this Section 9 shall supersede the provisions of any such plan, policy, program or practice), and (y) the amount, if any, paid or payable to Mr. Masiz under the terms of any such plan, policy, program or practice relating to severance shall reduce the amounts payable under Section 9 in the manner provided in clauses (v) of Sections 9(a) and 9(b) hereof.

            10. RIGHT TO INDEMNIFICATION. (a) If Mr. Masiz is made a party or is threatened to be made a party or is otherwise involved (including as a witness or a deponent) in any action, lawsuit, arbitration, appeal, investigation or other proceeding, whether civil, criminal, administrative or corporate (hereinafter a "Proceeding") by reason of the fact that he is or was an employee of the Company or by reason of any decision, practice, course of conduct or other action taken by Mr. Masiz while serving as an employee of the Company, Mr. Masiz shall be indemnified and held harmless by the Company to the fullest extent authorized by applicable law against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by Mr. Masiz in connection therewith.

                  (b) The Company's Obligation to indemnify Mr. Masiz shall continue after Mr. Masiz has ceased to be an employee of the Company and shall inure to the benefit of his heirs, executors, administrators and assigns.

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                  (c) The term "Expense" shall include all reasonable attorneys'
and accountants' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise being involved with a proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any lawsuit, arbitration, action or other proceeding, including without limitation the premium, security for, and other costs relating to any appeal bond or its equivalent. The Company shall promptly pay each and every Expense in advance of final disposition of a Proceeding upon written request to make such payment by Mr. Masiz.

         11. NON-COMPETITION. During the period of Mr. Masiz's employment hereunder and during the period, if any, during which payments are required to be made to Mr. Masiz by the Company, Mr. Masiz shall not, within any state in which the Company or any subsidiary of the Company at the time of his termination from the Company is duly qualified to do business, or in any state in which the Company is then providing services or marketing its services (or engaged in active discussions to provide such services), or within a one hundred
(100) mile radius of any such state, directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any over the counter pharmaceutical business engaged in by the Company (unless the Board of Directors shall have authorized such activity and the Company shall have consented thereto in writing) ; provided that nothing contained herein shall prohibit Mr. Masiz from acting as shareholder, officer, director or employee of Biochemics. Investments in less than five percent of the outstanding securities of any class of a corporation subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, shall not be prohibited by this Section. At the option of Employee, Employee's obligations under this Section arising after the termination of Employee shall be suspended during any period in which the Company fails to pay to him Termination Payments required to be paid to him pursuant to this Agreement.

          12. INVENTIONS AND CONFIDENTIAL INFORMATION. The parties hereto recognize that a major need of the Company is to preserve its specialized knowledge, trade secrets, and confidential information. The strength and good will of the Company is derived from the specialized knowledge, trade secrets, and confidential information generated from experience with the activities undertaken by the Company and its subsidiaries. The disclosure of this information and knowledge to competitors would be beneficial to them and detrimental to the Company, as would the disclosure of information about the marketing practices, pricing practices, costs, profit margins, design specifications, analytical techniques, and similar items of the Company and its subsidiaries; provided that nothing contained herein shall prohibit Mr. Masiz from disclosing or using such information in his capacity as a shareholder, officer, director or employee of Biochemics. Mr. Masiz acknowledges that the proprietary information, observations and data obtained by him while employed by the Company concerning the business or affairs of the Company are the property of the Company. By reason of his being an employee of the Company, Mr. Masiz has or will have access to, and has obtained or will obtain, specialized knowledge, trade secrets and confidential information about the Company's operations and the operations of its subsidiaries, which operations extend throughout the United States. Therefore, Mr. Masiz hereby agrees as follows, recognizing that the Company is relying on these agreements in entering into this Agreement:

                           (i) During the period of Mr. Masiz's employment with
the Company and for two (2) years thereafter, Mr. Masiz will not use, disclose to others, or publish or otherwise make available to any other party except in his capacity as an employee of the Company or as an officer, director, shareholder or employee of Biochemics any inventions or any confidential business information about the affairs of the Company, including but not limited to confidential information concerning the Company's products, methods, engineering designs and standards, analytical techniques, technical information, customer information, employee information acquired by him in the course of his past or future services for the Company.

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                           (ii) During the period of Employee's employment with
the Company and for three (3) years thereafter, (a) Mr. Masiz will not directly or indirectly through another entity induce or otherwise attempt to influence any employee of the Company to leave the Company's employ and (b) Mr. Masiz will not directly or indirectly hire or cause to be hired or induce a third party to hire, any such employee (unless the Board of Directors shall have authorized such employment and the Company shall have consented thereto in writing) or in any way interfere with the relationship between the Company and any employee thereof and (c) induce or attempt to induce any customer, supplier, licensee, licensor or other business relation of the Company to cease doing business with the Company or in any way interfere with the relationship between any such customer, supplier, licensee or business relation of the Company.

         13. SUCCESSORS; BINDING AGREEMENT. This Agreement is a personal contract and the rights and interests of Mr. Masiz hereunder may not be sold, transferred, assigned, pledged, encumbered, or hypothecated by him, except as otherwise expressly permitted by the provisions of this Agreement. This Agreement shall inure to the benefit of and be enforceable by Mr. Masiz and his personal or legal representatives, beneficiaries, executors, administrators, successors, heirs, distributes, devisees and legatees. If Mr. Masiz should die while any amount would still be payable to him hereunder had he continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there is no such designee, to his estate. In the event of any sale or other disposition of all or substantially all of the assets of the Company, or any reorganization, merger or consolidation of the Company whereby the Company is not the surviving or resulting corporation, the provisions of this Agreement shall be binding upon the surviving or resulting corporation or the person or entity to which such assets are sold or otherwise transferred.

         14. ENTIRE AGREEMENT. This Agreement and the Stock Option Agreement taken together contain all the understandings between the parties hereto pertaining to the matters referred to herein, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto, including without limitation, any correspondence between Mr. Masiz and representatives of the Company relating to the employment terms set forth herein.

         15. AMENDMENT OR MODIFICATION, WAIVER. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by Mr. Masiz and by a duly authorized officer of the Company. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

         16. NOTICES. Any notice to be given hereunder shall be in writing and delivered personally, sent by courier or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

                  To Mr. Masiz at:

                           at the address contained on the
                           signature page attached hereto

                  To the Company:

                           Vaso Active Pharmaceuticals, Inc.
                           99 Rosewood Drive - Suite 260
                           Danvers, MA 01923

                  with a copy to:

                           Dilworth Paxon LLP
                           1818 N Street, N.W. Suite 400
                           Washington, DC 20036
                           Attn: Ralph V. DeMartino, Esq.

                  Any notice delivered personally or by courier under this
Section 16 shall be deemed given on the date delivered and any notice sent by registered or certified mail, postage prepaid, return receipt requested, shall be deemed given the date mailed.

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         17. MISCELLANEOUS.

                  (a) SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future applicable law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced to the fullest extent permitted by law as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from.

                  (b) SURVIVORSHIP. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

                  (c) GOVERNING LAW; JURISDICTION. This agreement will be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflicts of laws principles. Each party hereby irrevocably submits to the jurisdiction of the United States District Court for the District of Massachusetts or any court of the Commonwealth of Massachusetts located in Essex or Middlesex Counties in any such action, suit or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby, and agrees that any such action, suit or proceeding may be brought in such court, PROVIDED, HOWEVER, that such consent to jurisdiction is solely for the purpose referred to in this Section and shall not be deemed to be a general submission to the jurisdiction of said courts or in the Commonwealth of Massachusetts other than for such purpose. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party to serve process in any other manner permitted by applicable law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction. THE PARTIES AGREE TO WAIVE ANY AND ALL RIGHTS THAT THEY MAY HAVE TO A JURY TRIAL WITH RESPECT TO DISPUTES ARISING OUT OF THIS AGREEMENT.

                  (d) HEADINGS. All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

                  (e) WITHHOLDINGS AND PAYMENTS. All payments to Mr. Masiz under this Agreement shall be reduced by all applicable withholding required by federal, state or local law.

                  (f) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         18. CERTAIN DEFINED TERMS.

                  "AFFILIATE" means, with respect to a party, any individual or legal business entity that, directly or indirectly, controls, is controlled by or is in common control with, such party. The term "control" (including the terms "controlled by" and "under common control with") as used in the preceding sentence means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies.

                  "BIOCHEMICS" shall mean BioChemics, Inc., a Delaware corporation, an Affiliate of the Company.

                  "BUSINESS" shall mean the ownership and/or operation of a company primarily engaged in the business of commercializing, marketing and selling over-the-counter, or OTC, pharmaceutical products.

                  "CHANGE IN CONTROL" shall mean such time as:

                  (i) (A) any individual, entity, or group (other than an Affiliate of BioChemics) has become the beneficial owner of 30% or more of the voting power of the outstanding capital stock of the Company entitled to vote generally in the election of directors (collectively, the "Capital Stock") or
(B) BioChemics ceases to control the right to designate at least 50% of the members of the entire Board of Directors of the Company;

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

                  (ii) individuals who, as of the effective date of this Agreement, constitute the Board (the "INCUMBENT BOARD") cease for any or no reason to constitute at least a majority of such Boards, PROVIDED that any individual who becomes a director of the Company, as applicable, subsequent to such date whose election or nomination for election by the stockholders of the Company, as applicable, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board;

                  (iii) (A) the consummation by the stockholders of the Company of a reorganization, merger or consolidation of the Company such that any individual entity, or group (other than an Affiliate of BioChemics) has become the beneficial owner of 50% or more of the voting power of the outstanding Capital Stock of the Company and (B) BioChemics ceases to control the right to designate at least 50% of the members of the entire Board;

                  (iv) the consummation by the stockholders of the Company of a sale or other disposition of all or substantially all of the assets of the Company; or,

                  (v) the approval by stockholders of a plan of complete liquidation or dissolution of the Company.

                  "CLASS A COMMON STOCK" means the Class A common stock, $.0001 par value per share, of the Company.

                  "SUBSIDIARY" means any corporation of which shares of stock having a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through its Subsidiaries.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above written.

                                       By: /s/ John J. Masiz
                                           -------------------------------------
                                           John J. Masiz

                                           Address: 99 Rosewood Drive, Suite 260
                                                               Danvers, MA 01923

                                       COMPANY

                                       VASO ACTIVE PHARMACEUTICALS, INC.

                                       By: /s/ Joseph Frattaroli
                                           -------------------------------------
                                           Name: Joseph Frattaroli
                                           Title: Chief Financial Officer,
                                                  Authorized Signatory

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